EXHIBIT 23


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                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation of our report, dated January 24, 2000, incorporated by reference in this annual report of Steelton Bancorp, Inc. on Form 10-KSB for the year ended December 31, 1999, into the Company's previously filed Form S-8 Registration Statement File No. 333-82043.


/s/ McKonly & Asbury, LLP

March 27, 2000
Camp Hill, Pennsylvania